[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Exhibit 10.5 Seagen Inc. 21823 30th Drive Street Bothell, WA 98021 December 7, 2021 RemeGen Co., Ltd. 58 Middle Beijing Road Yantai Economic and Technological Development Zone Yantai, Shandong Province China 264006 Attention: CEO E-mail: [*] Re: License Agreement dated as of August 8, 2021 and effective as of September 15, 2021 (the “Effective Date”) by and between Seagen Inc. (“Seagen”) and RemeGen Co., Ltd. (“RemeGen” and together with Seagen, collectively, the “Parties” and each a “Party”) (the “License Agreement”) Dear [*]: I refer to the recent discussions at the JCMC meeting conducted on October 18, 2021 concerning the RC48 Commercial Supply Agreement contemplated by Section 6.1(b) of the License Agreement to be negotiated and entered into within [*] days of the Effective Date. As discussed, the Parties share the view that it would be premature to negotiate and enter into such RC48 Commercial Supply Agreement on such timeline. In lieu thereof, the JCMC attendees of each Party discussed and concluded that the Parties should commence negotiations of the RC48 Commercial Supply Agreement approximately [*] months prior to the first anticipated FDA Regulatory Approval for the RC48 Licensed Product and execute such agreement no later than [*] months prior to such first anticipated FDA Regulatory Approval for the RC48 Licensed Product. Therefore, Seagen and RemeGen hereby agree as follows: 1. Section 6.1(b)(i) of the License Agreement is amended such the Parties shall negotiate in good faith and enter into the RC48 Commercial Supply Agreement (and consistent with the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. terms set forth on Exhibit 6.1(b)(i) to the License Agreement) on the updated timeline set forth above. 2. The terms of this Letter Agreement shall be the Confidential Information of both Parties for purposes of the License Agreement. 3. This Letter Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each of the Parties. 4. This Letter Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity. 5. Except as expressly set forth in this Letter Agreement, the terms and conditions of the License Agreement remain unchanged. 6. This Letter Agreement will be effective as of the Effective Date of the License Agreement. Very truly yours, [*] [Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the Effective Date by their duly authorized representatives. SEAGEN INC. BY: /s/ Natasha Hernday NAME: Natasha Hernday TITLE: Executive Vice President Corporate Development & Alliance Management REMEGEN CO., LTD BY: /s/ Yuxiao Wang NAME: Yuxiao Wang TITLE: Executive Director, Global Business Development cc: RemeGen Co., Ltd. 58 Middle Beijing Road Yantai Economic and Technological Development Zone Yantai, Shandong Province China 264006 Attention: Director of International Legal Affairs E-mail: [*]